Exhibit 99.1

Ollie’s Bargain Outlet Holdings, Inc. Reports
 Second Quarter Fiscal 2018 Financial Results

~ Company Raises Full-Year Guidance ~

HARRISBURG, PA – September 5, 2018 – Ollie’s Bargain Outlet Holdings, Inc. (NASDAQ: OLLI) today reported financial results for the second quarter ended August 4, 2018 and raised sales and earnings guidance for the full-year fiscal 2018.

Second Quarter Summary:

•	Total net sales increased 13.1% to $288.1 million.

•	Comparable store sales increased 4.4%.

•	The Company opened six stores and entered one new state during the quarter, ending the period with a total of 282 stores in 22 states, an increase in store count of 12.8% year over year.

•	Operating income increased 16.9% to $34.9 million and operating margin increased 40 basis points to 12.1%.

•	Net income increased 51.4% to $29.8 million and net income per diluted share increased 50.0% to $0.45.

•	Adjusted net income(1) increased 46.2% to $26.1 million and adjusted net income per diluted share(1) increased 48.1% to $0.40.

•	Adjusted EBITDA(1) increased 15.4% to $40.3 million.

Mark Butler, Chairman, President and Chief Executive Officer, stated, “We are extremely pleased with our results for the quarter, which were strong across the board.  We once again exceeded our sales and earnings expectations, delivering total sales growth of 13% and adjusted net income per diluted share growth of 48%.  This was our 17th consecutive quarter of positive comparable store sales, with a 4.4% comparable store sales increase on top of an 8.0% increase on a two-year stack basis.  With the continued momentum of our business and a robust closeout environment, we are raising our sales and earnings guidance for fiscal 2018.  Our philosophy of buying cheap and selling cheap, coupled with tight expense control and successful new store growth, has driven our business for 36 years and we feel very good about our ability to continue executing against our strategic growth initiatives this year and beyond.”

(1)
As used throughout this release, adjusted net income, adjusted net income per diluted share, EBITDA and adjusted EBITDA are not measures recognized under U.S. generally accepted accounting principles (“GAAP”). Please see the accompanying financial tables which reconcile these non-GAAP measures to GAAP.

Second Quarter Results

Net sales increased 13.1% to $288.1 million in the second quarter of fiscal 2018 from $254.6 million in the second quarter of fiscal 2017. The increase in net sales was driven by a 12.8% increase in the number of stores and a 4.4% increase in comparable store sales. The Company opened six stores in the second quarter of fiscal 2018 and ended the period with 282 locations, compared to 250 stores at the end of the comparable prior year period.

Gross profit increased 12.4% to $112.6 million in the second quarter of fiscal 2018 from $100.2 million in the second quarter of fiscal 2017. Gross margin decreased 30 basis points to 39.1% in the second quarter of fiscal 2018 from 39.4% in the second quarter of fiscal 2017. The decrease in gross margin is due to higher supply chain costs as a percentage of net sales, partially offset by an increased merchandise margin.

Operating income increased 16.9% to $34.9 million in the second quarter of fiscal 2018 from $29.8 million in the second quarter of fiscal 2017. Operating margin increased 40 basis points to 12.1% in the second quarter of fiscal 2018 from 11.7% in the second quarter of fiscal 2017, largely due to tight expense control and leveraging of selling, general and administrative expenses.

Net income increased 51.4% to $29.8 million, or $0.45 per diluted share, in the second quarter of fiscal 2018 from $19.7 million, or $0.30 per diluted share, in the second quarter of fiscal 2017.  Diluted earnings per share in the second quarter of fiscal 2018 and fiscal 2017 included a benefit of $0.06 and $0.03, respectively, due to excess tax benefits related to stock-based compensation.  Adjusted net income (1), which excludes these benefits, increased 46.2% to $26.1 million, or $0.40 per diluted share, in the second quarter of fiscal 2018 from $17.8 million, or $0.27 per diluted share, in the second quarter of fiscal 2017.

Adjusted EBITDA(1) increased 15.4% to $40.3 million, or 14.0% of net sales, in the second quarter of fiscal 2018 from $34.9 million, or 13.7% of net sales, in the second quarter of fiscal 2017. Adjusted EBITDA excludes non-cash stock-based compensation expense and non-cash purchase accounting items.

Balance Sheet and Cash Flow Highlights

The Company's cash balance as of the end of the second quarter of fiscal 2018 was $29.4 million compared to $24.8 million as of the end of the second quarter of fiscal 2017.  The Company had no borrowings outstanding under its $100 million revolving credit facility and $95.4 million of availability under the facility as of the end of the second quarter of fiscal 2018. The Company ended the second quarter of fiscal 2018 with total borrowings of $21.8 million compared to $129.2 million at the end of the second quarter of fiscal 2017.

Inventory as of the end of the second quarter of fiscal 2018 increased 13.6% to $287.4 million compared to $253.0 million at the end of the second quarter of fiscal 2017, primarily due to new store growth and timing of deal flow.

Capital expenditures in the second quarter of fiscal 2018 totaled $5.5 million compared to $5.7 million in the second quarter of fiscal 2017.

Outlook

Based on year-to-date results and expectations for the second half of fiscal 2018, Ollie’s is raising sales and earnings guidance for the full-year fiscal 2018.  The Company is now estimating the following:

•	Total net sales of $1.222 billion to $1.227 billion;

•	Comparable store sales growth of 2.5% to 3.0%;

•	The opening of 36 to 38 new stores and one relocation;

•	Operating income of $154.0 million to $156.0 million;

•
Adjusted net income(2) of $114.0 million to $116.0 million and adjusted net income per diluted share(2) of $1.73 to $1.76, both of which exclude excess tax benefits related to stock-based compensation and the after-tax loss on extinguishment of debt;

•	An effective tax rate of 26.0%, which excludes excess tax benefits related to stock-based compensation;

•	Diluted weighted average shares outstanding of 66.0 million; and

•	Capital expenditures of $70.0 million to $75.0 million, largely reflecting the Company’s recent purchase of 12 former Toys “R” Us properties.

(2)
The guidance ranges as provided for adjusted net income and adjusted net income per diluted share exclude the after-tax loss on extinguishment of debt and excess tax benefits related to stock-based compensation reported for the 26-weeks ended August 4, 2018 as well as any future related estimates as the Company cannot predict such estimates without unreasonable effort.

Conference Call Information

A conference call to discuss second quarter fiscal 2018 financial results is scheduled for today, September 5, 2018, at 4:30 p.m. Eastern Time. Investors and analysts can participate on the conference call by dialing (800) 219-7052 or (574) 990-1029 and using conference ID #5695397.  Interested parties can also listen to a live webcast or replay of the conference call by logging on to the Investor Relations section on the Company’s website at http://investors.ollies.us/.  The replay of the conference call webcast will be available at the investor relations website for one year.

About Ollie’s

We are a highly differentiated and fast growing, extreme value retailer of brand name merchandise at drastically reduced prices. We are known for our assortment of merchandise offered as Good Stuff Cheap®.  We offer name brand products, Real Brands! Real Bargains!®, in every department, including housewares, food, books and stationery, bed and bath, floor coverings, toys, health and beauty aids and other categories.  We currently operate 285 stores in 22 states throughout the Eastern half of the United States. For more information, visit www.ollies.us.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections, the outlook for the Company’s future business, prospects, financial performance, including our fiscal 2018 business outlook or financial guidance, and industry outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including recently enacted tax legislation, and the following: our failure to adequately procure and manage our inventory or anticipate consumer demand; changes in consumer confidence and spending; risks associated with intense competition; our failure to open new profitable stores, or successfully enter new markets, on a timely basis or at all; our failure to hire and retain key personnel and other qualified personnel; our inability to obtain favorable lease terms for our properties; the loss of, or disruption in the operations of, our centralized distribution centers; fluctuations in comparable store sales and results of operations, including on a quarterly basis; risks associated with our lack of operations in the growing online retail marketplace; our inability to successfully implement our marketing, advertising and promotional efforts; the seasonal nature of our business; risks associated with the timely and effective deployment and protection of computer networks and other electronic systems; the risks associated with doing business with international manufacturers; changes in government regulations, procedures and requirements; and our ability to service our indebtedness and to comply with our financial covenants together with the other factors set forth under “Risk Factors” in our filings with the United States Securities and Exchange Commission (“SEC”). Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Ollie’s undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.  You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Investor Contact:
Jean Fontana
ICR
646-277-1214
Jean.Fontana@icrinc.com

Media Contact:
Dan Haines
Vice President – Marketing & Advertising
717-657-2300
dhaines@ollies.us

Ollie’s Bargain Outlet Holdings, Inc.
Condensed Consolidated Statements of Income

(In thousands except for per share amounts)

(Unaudited)

	Thirteen weeks ended		Twenty-six weeks ended
	August 4, 2018	July 29, 2017	August 4, 2018	July 29, 2017
Condensed consolidated statements of income data:
Net sales	$288,098	$254,645	$563,837	$482,247
Cost of sales	175,474	154,419	338,337	289,086
Gross profit	112,624	100,226	225,500	193,161
Selling, general and administrative expenses	72,990	65,778	145,354	127,509
Depreciation and amortization expenses	2,854	2,375	5,617	4,647
Pre-opening expenses	1,917	2,255	3,681	3,853
Operating income	34,863	29,818	70,848	57,152
Interest expense, net	278	1,124	816	2,458
Loss on extinguishment of debt	-	-	100	397
Income before income taxes	34,585	28,694	69,932	54,297
Income tax expense	4,737	8,982	9,630	15,619
Net income	$29,848	$19,712	$60,302	$38,678
Earnings per common share:
Basic	$0.48	$0.32	$0.97	$0.63
Diluted	$0.45	$0.30	$0.92	$0.60
Weighted average common shares outstanding:
Basic	62,444	61,194	62,306	61,037
Diluted	65,868	64,889	65,745	64,640

Percentage of net sales (1):
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales	60.9	60.6	60.0	59.9
Gross profit	39.1	39.4	40.0	40.1
Selling, general and administrative expenses	25.3	25.8	25.8	26.4
Depreciation and amortization expenses	1.0	0.9	1.0	1.0
Pre-opening expenses	0.7	0.9	0.7	0.8
Operating income	12.1	11.7	12.6	11.9
Interest expense, net	0.1	0.4	0.1	0.5
Loss on extinguishment of debt	—	—	—	0.1
Income before income taxes	12.0	11.3	12.4	11.3
Income tax expense	1.6	3.5	1.7	3.2
Net income	10.4%	7.7%	10.7%	8.0%

(1)	Components may not add to totals due to rounding.

Ollie’s Bargain Outlet Holdings, Inc.
Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

Assets	August 4, 2018	July 29, 2017
Current assets:
Cash and cash equivalents	$29,415	$24,820
Inventories	287,440	253,008
Accounts receivable	1,602	766
Prepaid expenses and other assets	9,918	4,193
Total current assets	328,375	282,787
Property and equipment, net	57,991	49,975
Goodwill	444,850	444,850
Trade name and other intangible assets, net	232,472	232,806
Other assets	4,081	2,319
Total assets	$1,067,769	$1,012,737
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$10,178	$8,887
Accounts payable	69,015	53,276
Income taxes payable	-	1,936
Accrued expenses and other	51,762	37,040
Total current liabilities	130,955	101,139
Revolving credit facility	-	-
Long-term debt	11,516	119,552
Deferred income taxes	57,184	87,600
Other long-term liabilities	7,961	6,675
Total liabilities	207,616	314,966
Stockholders’ equity:
Common stock	63	61
Additional paid-in capital	592,446	573,693
Retained earnings	267,730	124,103
Treasury - common stock	(86)	(86)
Total stockholders’ equity	860,153	697,771
Total liabilities and stockholders’ equity	$1,067,769	$1,012,737

Ollie’s Bargain Outlet Holdings, Inc.
Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Thirteen weeks ended		Twenty-six weeks ended
	August 4, 2018	July 29, 2017	August 4, 2018	July 29, 2017
Net cash provided by (used in) operating activities	$7,181	$(4,603)	$22,529	$(2,684)
Net cash used in investing activities	(5,490)	(5,705)	(10,198)	(8,650)
Net cash provided by (used in) financing activities	110	1,408	(22,150)	(62,529)
Net increase (decrease) during period in cash and cash equivalents	1,801	(8,900)	(9,819)	(73,863)
Cash and cash equivalents at beginning of period	27,614	33,720	39,234	98,683
Cash and cash equivalents at end of period	$29,415	$24,820	$29,415	$24,820

Ollie’s Bargain Outlet Holdings, Inc.
Supplemental Information

Reconciliation of GAAP to Non-GAAP Financial Measures

(Dollars in thousands)

(Unaudited)

The Company reports its financial results in accordance with U.S. generally accepted accounting principles ("GAAP"). We have included the non-GAAP measures of EBITDA, adjusted EBITDA, adjusted net income and adjusted net income per diluted share in this press release as these are key measures used by our management and our board of directors to evaluate our operating performance and the effectiveness of our business strategies, make budgeting decisions, and evaluate compensation decisions.  Management believes it is useful to investors and analysts to evaluate these non-GAAP measures on the same basis as management uses to evaluate the Company’s operating results. We believe that excluding items that may not be indicative of, or are unrelated to, our core operating results, and that may vary in frequency or magnitude from net income and net income per diluted share, enhances the comparability of our results and provides a better baseline for analyzing trends in our business.

The tables below reconcile the non-GAAP financial measures of adjusted net income to net income, adjusted net income per diluted share to net income per diluted share, and EBITDA and adjusted EBITDA to net income, in each case the most directly comparable GAAP measure.

Adjusted net income and adjusted net income per diluted share give effect to the after-tax loss on extinguishment of debt and excess tax benefits related to stock-based compensation, which may not occur with the same frequency or magnitude in future periods. We define EBITDA as net income before net interest expense, loss on extinguishment of debt, depreciation and amortization expenses and income taxes. Adjusted EBITDA represents EBITDA as further adjusted for non-cash stock-based compensation expense and non-cash purchase accounting items, which we do not consider representative of our ongoing operating performance.

Non-GAAP financial measures should be viewed as supplementing, and not as an alternative to or substitute for, the Company’s financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the Company's financial position, results of operations and cash flows and should therefore be considered in assessing the Company's actual financial condition and performance. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies.

Ollie’s Bargain Outlet Holdings, Inc.
Supplemental Information

Reconciliation of GAAP to Non-GAAP Financial Measures

 (In thousands except for per share amounts)

 (Unaudited)

Reconciliation of GAAP net income to adjusted net income

	Thirteen weeks ended		Twenty-six weeks ended
	August 4, 2018	July 29, 2017	August 4, 2018	July 29, 2017
Net income	$29,848	$19,712	$60,302	$38,678
Loss on extinguishment of debt	-	-	100	397
Adjustment to provision for income taxes (1)	-	-	(25)	(153)
Excess tax benefits related to stock-based compensation (2)	(3,796)	(1,893)	(7,728)	(5,124)
Adjusted net income	$26,052	$17,819	$52,649	$33,798

(1)
The effective tax rate used for the adjustment to the provision for income taxes was the normalized effective tax rate in the quarter in which the related costs (loss on extinguishment of debt) were incurred.

(2)	Amount represents the impact from the recognition of excess tax benefits pursuant to Accounting Standards Update 2016-09, Stock Compensation.

Reconciliation of GAAP net income per diluted share to adjusted net income per diluted share

	Thirteen weeks ended		Twenty-six weeks ended
	August 4, 2018	July 29, 2017	August 4, 2018	July 29, 2017
Net income per diluted share	$0.45	$0.30	$0.92	$0.60
Adjustments as noted above, per dilutive share:
Loss on extinguishment of debt, net of taxes	-	-	-	-
Excess tax benefits related to stock-based compensation	(0.06)	(0.03)	(0.12)	(0.08)
Adjusted net income per diluted share (1)	$0.40	$0.27	$0.80	$0.52

Diluted weighted-average common shares outstanding	65,868	64,889	65,745	64,640

(1)	Totals may not foot due to rounding

Ollie’s Bargain Outlet Holdings, Inc.
Supplemental Information

Reconciliation of GAAP to Non-GAAP Financial Measures

 (Dollars in thousands)

 (Unaudited)

Reconciliation of GAAP net income to EBITDA and adjusted EBITDA

	Thirteen weeks ended		Twenty-six weeks ended
	August 4, 2018	July 29, 2017	August 4, 2018	July 29, 2017
Net income	$29,848	$19,712	$60,302	$38,678
Interest expense, net	278	1,124	816	2,458
Loss on extinguishment of debt	-	-	100	397
Depreciation and amortization expenses	3,497	2,976	6,890	5,838
Income tax expense	4,737	8,982	9,630	15,619
EBITDA	38,360	32,794	77,738	62,990
Non-cash stock-based compensation expense	1,910	2,128	3,510	4,039
Non-cash purchase accounting items	-	(20)	(1)	(42)
Adjusted EBITDA	$40,270	$34,902	$81,247	$66,987

Key Statistics

	Thirteen weeks ended		Twenty-six weeks ended
	August 4, 2018	July 29, 2017	August 4, 2018	July 29, 2017

Number of stores open at the beginning of period	276	239	268	234
Number of new stores	6	11	14	16
Number of stores open at end of period	282	250	282	250

Average net sales per store (1)	$1,032	$1,031	$2,043	$1,993
Comparable stores sales change	4.4%	4.5%	3.2%	3.2%
Comparable store count – end of period	238	206	238	206

(1)	Average net sales per store represents the weighted average of total net sales divided by the number of stores open at the end of each week in a fiscal quarter for the respective periods presented.